Jennison Natural Resources Fund, Inc.
Gateway Center Three
100 Mulberry Street
Newark, New Jersey 07102


								January 30, 2006

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Re: Jennison Natural Resources Fund, Inc.
 File No. 811-5206


Ladies and Gentlemen:

Enclosed please find the Semi-Annual Report on Form N-SAR for Jennison Natural Resources Fund, Inc. for the six-month period ended November 30, 2005. The Form N-SAR was filed using the
EDGAR system.



Very truly yours,


/s/ Jonathan D. Shain
Jonathan D. Shain
Assistant Secretary



This report is signed on behalf of the Registrant in the City of Newark and State of New Jersey on the 30th day of January 2006.







Jennison Natural Resources Fund, Inc.





Witness: /s/ Jeanne Mauritzen				     By:/s/ Jonathan D.Shain
   Jeanne Mauritzen		  	      		     Jonathan D.Shain
   						     	     Assistant Secretary